Exhibit 10.33

SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND JOINDER

This Sixth Amendment to Loan and Security Agreement and Joinder (“Amendment”) is entered into as of June 19, 2012, between COMERICA BANK (“Bank”) and BAZAARVOICE, INC., a Delaware corporation (“Parent”), and POWERREVIEWS, LLC, a Delaware limited liability company (“PowerReviews”, and together with Parent, collectively, “Borrowers”, and each individually, a “Borrower”).

RECITALS

Parent and Bank are parties to that certain Loan and Security Agreement dated as of July 18, 2007, as amended by that certain First Amendment to Loan and Security Agreement dated as of November 30, 2008, that certain Second Amendment to Loan and Security Agreement dated as of July 20, 2009, that certain Third Amendment to Loan and Security Agreement dated as of January 22, 2010, that certain Fourth Amendment to Loan and Security Agreement dated as of September 27, 2010 and that certain Fifth Amendment to Loan and Security Agreement dated as of January 31, 2012 (as amended, “Agreement”).

Parent has acquired PowerReviews, Inc., a Delaware corporation (“Target”), through a merger with Parent’s wholly-owned Subsidiaries, with PowerReviews continuing as the final surviving corporation of said merger and a Subsidiary of Parent, pursuant to the terms and conditions of that Agreement and Plan of Merger among Target, Parent, Peloton Acquisition Corp., a Delaware corporation and a wholly-owned Subsidiary of Parent (“Subsidiary I”), Peloton Acquisition LLC, a Delaware limited liability company and a wholly-owned Subsidiary of Parent (“Subsidiary II”), Shareholder Representative Services LLC, in its capacity as representative, and U.S. Bank National Association, in its capacity as escrow agent, dated May 24, 2012 (“Merger Agreement”).

Borrowers desire to join PowerReviews as a “Borrower” under the Agreement and otherwise amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. Joinder. By execution and delivery of this Amendment, PowerReviews shall, and does hereby become a party to the Agreement as a “Borrower” as if an original signatory thereto. PowerReviews further: (a) acknowledges and agrees that it has read the Agreement and the Loan Documents, (b) consents to all of the provisions of the Agreement and the Loan Documents relating to it, as applicable; and (c) acknowledges and agrees that this Amendment has been freely executed without duress and after an opportunity was provided to it for review of the Agreement, this Amendment and all other Loan Documents by competent legal counsel of its choice.

2. Amendments to Agreement.

(a) All references to Borrower in the Agreement shall mean and include Borrowers.

(b) Exhibit A to the Agreement is amended by adding or amending and restating the following defined terms to read in their entirety as follows:

“‘Chief Executive Office State’ means Texas, where Parent’s and PowerReviews’ chief executive office is located.”

“‘Collateral State’ means the states where the Collateral is located, which are Texas and California.

“‘Domestic Subsidiary’ means any Subsidiary incorporated, organized or otherwise formed under the laws of the United States, any state thereof or the District of Columbia.”

“‘Foreign Subsidiary’ means, with respect to any Person, a Subsidiary of such Person, which Subsidiary is not a Domestic Subsidiary.”

“‘Integrated Merger’ means Parent’s acquisition of PowerReviews, Inc., a Delaware corporation (‘Target’), through a merger with Parent’s wholly-owned Subsidiaries, with PowerReviews continuing as the final surviving corporation of said merger and Subsidiary of Parent, pursuant to the terms and conditions of that Agreement and Plan of Merger among Target, Parent, Peloton Acquisition Corp., a Delaware corporation, Peloton Acquisition LLC, a Delaware corporation, Shareholder Representative Services LLC, in its capacity as representative, and U.S. Bank National Association, in its capacity as escrow agent, dated May 24, 2012 (‘Merger Agreement’).”

“‘Loan Documents’ means, collectively, this Agreement, and any other document, instrument or agreement entered into in connection with this Agreement, and any joinder executed to any of the foregoing, all as amended or extended from time to time.”

“‘Parent’ means Bazaarvoice, Inc., a Delaware corporation.”

“‘PowerReviews’ means PowerReviews, LLC, a Delaware limited liability company.”

“‘Sixth Amendment Date’ means June 19, 2012.”

(c) The following sentence is added to the end of the definition of “Collateral” set forth in Exhibit A of the Agreement to read in its entirety as follows:

“Collateral shall not include Parent’s deposit account number 3300731865 maintained at Silicon Valley Bank provided that such account is closed on or before August 30, 2012.”

(d) Clause (d) of the definition of “Permitted Investment” set forth in Exhibit A of the Agreement, is amended in its entirety to read as follows:

“(d) Investments (i) by Borrowers or Subsidiaries in or to other Borrowers; (ii) by Foreign Subsidiaries in or to Foreign Subsidiaries; and (iii) by Borrowers or Subsidiaries in or to Subsidiaries, which are not Borrowers hereunder, in an amount not to exceed $150,000 in the aggregate in any fiscal year;”

(e) Section 5.10 of the Agreement is amended in its entirety to read as follows:

“5.10 Subsidiaries. No Borrower owns any stock, partnership interest or other equity securities of any Person, except for Permitted Investments and as set forth in the Schedule.”

(f) Section 6.6 of the Agreement is amended in its entirety to read as follows:

“6.6 Primary Depository. Borrowers shall maintain all of their U.S. dollar depository, operating and investment accounts held in the United States with Bank or Bank’s Affiliates governed by a control agreement satisfactory to Bank. Notwithstanding the foregoing, PowerReviews may maintain accounts with the financial institutions listed on Schedule 6.6 attached hereto (“Outside Accounts”) for:

(i) sixty (60) days after the Sixth Amendment Date (the ‘60-Day Period’), provided that such Outside Accounts (a) are governed by control agreements in form and substance acceptable to Bank if the collective balance of all such Outside Accounts exceeds $3,000,000 during the 60-Day Period or (b) have a collective balance of not more than $3,000,000 during the 60-Day Period if they are not governed by control agreements; and

(ii) one hundred twenty (120) days after the Sixth Amendment Date (the ‘120-Day Period’), provided that such Outside Accounts (a) are governed by control agreements in form and substance acceptable to Bank if the collective balance of all such Outside Accounts exceeds $1,000,000 during the 120-Day Period, or (b) have a collective balance of not more than $1,000,000 during the 120 Day Period if they are not governed by control agreements.

Borrowers shall, on or before the last day of the 120-Day Period, deliver to Bank all documentation satisfactory to Bank evidencing that all of the Outside Accounts have been closed and the funds therein transferred to Bank or Bank’s Affiliates. Additionally, notwithstanding the foregoing, after the Qualified IPO Event and if Borrowers maintain investment accounts with Bank or Bank’s Affiliates with an aggregate balance of at least Thirty Million Dollars ($30,000,000), Borrowers shall be permitted to maintain investment accounts with financial institutions other than Bank or Bank’s Affiliates, provided that such investment accounts are governed by control agreements in form and substance acceptable to Bank.”

(g) Section 6.12 of the Agreement is amended in its entirety to read as follows:

“6.12 Creation/Acquisition of Subsidiaries. In the event any Borrower or any of its Subsidiaries creates or acquires any Subsidiary after the Closing Date, such Borrower shall, and shall cause each such Subsidiary (other than PowerReviews) to (a) promptly notify Bank of the creation or acquisition of such new Subsidiary, (b) if such new Subsidiary is a domestic Subsidiary, take all such action as may be reasonably required by Bank to cause such domestic Subsidiary to (i) become a co-borrower under this Agreement, or (ii)(A) guaranty the Obligations and (B) grant Bank a first priority perfected security interest in all of its assets to secure the Obligations, and (c) grant and pledge to Bank a perfected security interest in the stock, units or other evidence of ownership of each such new Subsidiary (not to exceed 65% of the equity securities of any Subsidiary that is not a domestic Subsidiary).”

(h) Section 7.6 of the Agreement is amended in its entirety to read as follows:

“7.6 Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, except that Borrowers may (i) repurchase the stock of former employees and service providers pursuant to stock repurchase agreements in an aggregate annual amount not to exceed Five Hundred Thousand Dollars ($500,000), as long as an Event of Default does not exist prior to such repurchase or would not exist after giving effect to such repurchase, (ii) pay dividends in common stock, (iii) make payments in lieu of the issuance of fractional shares; provided, that the aggregate amount of such payments made during a fiscal year, when added to the aggregate amount of payments made under clause (i) above during such fiscal year, does not exceed Five Hundred Thousand Dollars, (iv) conversion of convertible securities pursuant to the terms of such securities or otherwise in exchange thereof, and (v) pay or make any such dividends or distributions to Parent.”

(i) Section 10 of the Agreement is amended in its entirety to read as follows:

“10. NOTICES.

Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrowers or to Bank, as the case may be, at its addresses set forth below:

If to Borrowers:	c/o Bazaarvoice, Inc.
3900 N. Capital of TX Hwy.
Suite 350
Austin, TX 78746
Attn:
FAX:

If to Bank:	Comerica Bank
M/C 4770
75 E Trimble Road
San Jose, CA 95131
Attn: Manager
FAX: (408) 556-5091

with a copy to:	Comerica Bank
300 W. 6th Street, Ste. 1300
Austin, Texas 78701
Attn: Stephen Bitter
FAX: (512) 427-7178

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.”

(j) The following Section 14 is added to the Agreement immediately after Section 13 thereof to read in its entirety as follows:

“14. CO-BORROWER PROVISIONS.

14.1 Primary Obligation. This Agreement is a primary and original obligation of each Borrower and shall remain in effect notwithstanding future changes in conditions, including any change of law or any invalidity or irregularity in the creation or acquisition of any Obligations or in the execution or delivery of any agreement between Bank and any Borrower. Each Borrower shall be liable for existing and future Obligations as fully as if all Credit Extensions were advanced to such Borrower. Bank may rely on any certificate or representation made by any Borrower as made on behalf of, and binding on, all Borrowers, including without limitation Disbursement Request Forms, Borrowing Base Certificates and Compliance Certificates. Furthermore, the successful operation of each Borrower is dependent on the continued successful performance of the integrated group of Borrowers, such that each Borrower will benefit from any Credit Extensions Bank makes to another Borrower.

14.2 Enforcement of Rights. Borrowers are jointly and severally liable for the Obligations and Bank may proceed against one or more of the Borrowers to enforce the Obligations without waiving its right to proceed against any of the other Borrowers.

14.3 Borrowers as Agents. Each Borrower appoints the other Borrower as its agent with all necessary power and authority to give and receive notices, certificates or demands for and on behalf of both Borrowers, to act as disbursing agent for receipt of any Credit Extensions on behalf of each Borrower and to apply to Bank on behalf of each Borrower for Credit Extensions, any waivers and any consents. This authorization cannot be revoked, and Bank need not inquire as to each Borrower’s authority to act for or on behalf of Borrower.

14.4 Subrogation and Similar Rights. Notwithstanding any other provision of this Agreement or any other Loan Document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating the Borrower to the rights of Bank under the Loan Documents) to seek contribution, indemnification, or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by the Borrower with respect to the Obligations in connection with the Loan Documents or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by the Borrower with respect to the Obligations in connection with the Loan Documents or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section 14.4 shall be null and void. If any payment is made to a Borrower in contravention of this Section 14.4, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.

14.5 Waivers of Notice. Except as otherwise provided in this Agreement, each Borrower waives notice of acceptance hereof; notice of the existence, creation or acquisition of any of the Obligations; notice of an Event of Default; notice of the amount of the Obligations outstanding at any time; notice of intent to accelerate; notice of acceleration; notice of any adverse change in the financial condition of any other Borrower or of any other fact that might increase the Borrower’s risk; presentment for payment; demand; protest and notice thereof as to any instrument; default; and all other notices and demands to which the Borrower would otherwise be entitled. Each Borrower waives any defense arising from any defense of any other Borrower, or by reason of the cessation from any cause whatsoever of the liability of any other Borrower. Bank’s failure at any time to require strict performance by any Borrower of any provision of the Loan Documents shall not waive, alter or diminish any right of Bank thereafter to demand strict compliance and performance therewith. Nothing contained herein shall prevent Bank from foreclosing on the Lien of any deed of trust, mortgage or other security instrument, or exercising any rights available thereunder, and the exercise of any such rights shall not constitute a legal or equitable discharge of any Borrower. Each Borrower also waives any defense arising from any act or omission of Bank that changes the scope of the Borrower’s risks hereunder.

14.6 Subrogation Defenses. Each Borrower hereby waives any defense based on impairment or destruction of its subrogation or other rights against any other Borrower and waives all benefits which might otherwise be available to it under California Civil Code Sections 2799, 2808, 2809, 2810, 2815, 2819, 2820, 2821, 2822, 2838, 2839, 2845, 2847, 2848, 2849, 2850, 2899 and 3433 and California Code of Civil Procedure Sections 580a, 580b, 580d and 726, as those statutory provisions are now in effect and hereafter amended, and under any other similar statutes now and hereafter in effect.

14.7 Right to Settle, Release.

14.7.1 The liability of Borrowers hereunder shall not be diminished by (i) any agreement, understanding or representation that any of the Obligations is or was to be guaranteed by another Person or secured by other property, or (ii) any release or unenforceability, whether partial or total, of rights, if any, which Bank may now or hereafter have against any other Person, including another Borrower, or property with respect to any of the Obligations.

14.7.2 Without affecting the liability of any Borrower hereunder, Bank may (i) compromise, settle, renew, extend the time for payment, change the manner or terms of payment, discharge the performance of, decline to enforce, or release all or any of the Obligations with respect to a Borrower, (ii) grant other indulgences to a Borrower in respect of the Obligations, (iii) modify in any manner any documents relating to the Obligations with respect to a Borrower, (iv) release, surrender or exchange any deposits or other property securing the Obligations, whether pledged by a Borrower or any other Person, or (v) compromise, settle, renew, or extend the time for payment, discharge the performance of, decline to enforce, or release all or any obligations of any guarantor, endorser or other Person who is now or may hereafter be liable with respect to any of the Obligations.

14.8 Subordination. All indebtedness of a Borrower now or hereafter arising held by another Borrower is subordinated to the Obligations and the Borrower holding the indebtedness shall take all actions reasonably requested by Lender to effect, to enforce and to give notice of such subordination.”

3. Notwithstanding anything to the contrary contained in this Amendment, Borrowers acknowledge and agree that, until PowerReviews is a validly existing limited liability company under the laws of the State of Delaware and qualified and licensed to do business in any state in which the conduct of its business or its ownership of property requires that it be so qualified, Parent shall be the sole Borrower for the purpose of calculating the Borrowing Base.

4. Borrowers acknowledge and agree that the disclosure of the Lodsys Claims and the Kelora Claim on the Schedule shall not impair Bank’s right to exercise its rights under the Agreement if any such claim results in an Event of Default.

5. Exhibit D to the Agreement is deleted and replaced with Exhibit D attached hereto.

6. Exhibit E to the Agreement is deleted and replaced with Exhibit E attached hereto.

7. The Schedule of Exceptions to the Agreement is deleted and replaced with the Schedule of Exceptions attached hereto.

8. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by any Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

9. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

10. Each Borrower waives, discharges, and forever releases Bank, Bank’s employees, officers, directors, attorneys, stockholders, and their successors and assigns, from and of any and all claims, causes of action, allegations or assertions that any Borrower has or may have had at any time up through and including the date of this Amendment, against any or all of the foregoing, regardless of whether any such claims, causes of action, allegations or assertions are known to any Borrower or whether any such claims, causes of action, allegations or assertions arose as result of Bank’s actions or omissions in connection with the Loan Documents, or any amendments, extensions or modifications thereto, or Bank’s administration of the Obligations or otherwise. EACH BORROWER WAIVES THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, AS IT MAY BE AMENDED FROM TIME TO TIME, WHICH STATES:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

11. Each Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

12. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, executed by Borrowers;

(b) a certificate of each Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

(c) the Joinder Agreement executed by Borrowers;

(d) a financing statement (Form UCC-1) naming PowerReviews as debtor;

(e) an intellectual property security agreement made by PowerReviews in favor of Bank;

(f) an Agreement to Furnish Insurance, executed by PowerReviews;

(g) as soon as possible, but in any event within thirty days from the Sixth Amendment Date, a lessor’s acknowledgment and subordination for each leased location of PowerReviews, together with a copy of each lease;

(h) evidence satisfactory to Bank that the Integrated Merger (as defined in the Merger Agreement) has been consummated;

(i) all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts; and

(j) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

13. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed this Sixth Amendment to Loan and Security Agreement and Joinder as of the first date above written.

BAZAARVOICE, INC.,
a Delaware corporation

By:	/s/ Brett A. Hurt
Name:	Brett A. Hurt
Title:	CEO

POWERREVIEWS, LLC, a Delaware limited liability company

By:	/s/ Brett A. Hurt
Name:	Brett A. Hurt
Title:	CEO

COMERICA BANK

By:	/s/ Stephen Bitter
Name:	Stephen Bitter
Title:	Vice President

[Signature Page to Sixth Amendment to Loan and Security Agreement and Joinder (1194213)]

EXHIBIT D

Form of Borrowing Base Certificate

Borrowers:	BAZAARVOICE, INC. POWERREVIEWS, LLC	Bank:	Comerica Bank Technology & Life Sciences Division Loan Analysis Department 300 W. Sixth Street, Suite 1300 Austin, TX 78701 Fax: (512) 427-7178
Commitment Amount:	$30,000,000.00

ELIGIBLE MONTHLY SERVICE FEES

1.	Total Monthly Recurring Service Fees	$

2.	Ineligible Monthly Recurring Service Fees	$

3.	TOTAL ELIGIBLE MONTHLY SERVICE FEES (#1 minus #2 multiplied by %*)	$

BALANCES

4.	Maximum Loan Amount	$30,000,000.00

5.	Total Funds Available (the lesser of #3 or #4)	$

6.	Outstanding under Sublimits (Letter of Credit/Credit Card Services Sublimit)	$

7.	Present balance outstanding on Line of Credit	$

8.	Reserve Position (#5 minus #6 and #7)	$

*	Insert applicable Renewal Rate Ratio

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Comerica Bank.

Comments:	BANK USE ONLY
Rec’d by: Date: Reviewed By: Date:

Authorized Signer

Exhibit D – Page 1

EXHIBIT E

Form of Compliance Certificate

Please send all Required Reporting to:	Comerica Bank Technology & Life Sciences Division Loan Analysis Department 300 W. Sixth St., Suite 1300 Austin, TX 78701 Fax: (512) 427-7178 Email: tlstxcompliance@comerica.com
From: BAZAARVOICE, INC.
POWERREVIEWS, LLC

The undersigned authorized Officers of Bazaarvoice, Inc. and PowerReviews, LLC (individually and collectively, “Borrower”), hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended from time to time, the “Agreement”), (i) Borrower is in complete compliance for the period ending                     with all required covenants, including without limitation the ongoing registration of intellectual property rights in accordance with Section 6.8, except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

REPORTING COVENANTS	REQUIRED	COMPLIES
Company Prepared F/S	Monthly, within 30 days (45 days post-IPO)	YES	NO
Compliance Certificate	Monthly, within 30 days (45 days post-IPO)	YES	NO
CPA Audits, Unqualified F/S	Annually, within 150 days of FYE	YES	NO
Board Approved Projections	Annually, by 4/30 of each year	YES	NO
Bookings Report	Quarterly, within 30 days (45 days post-IPO)	YES	NO
Renewal Rate Report	Quarterly, within 30 days (45 days post-IPO)	YES	NO
A/R Aging	Monthly, within 30 days (45 days post-IPO)	YES	NO
A/P Aging	Monthly, within 30 days (45 days post-IPO)	YES	NO
Borrowing Base Certificate	Monthly, within 30 days (45 days post-IPO)	YES	NO
Intellectual Property Report	Quarterly, within 30 days (45 days post-IPO)
If Public:
10-Q	Quarterly, within 5 days of SEC filing (50 days)	YES	NO
10-K	Annually, within 5 days of SEC filing (95 days)	YES	NO

FINAICIAL COVENANTS	REQUIRED	ACTUAL	COMPLIES
TO BE TESTED MONTHLY, DURING ANY COVENANT TEST PERIOD
Adjusted Revenue	$100,000,000.00	$	YES	NO
Cash at Bank	See Section 6.7(b)	$	YES	NO

EXPENDITURE COVENANTS	REQUIRED	ACTUAL	COMPLIES
Capital Expenditures	< $3,000,000.00 annually	$	YES	NO
Capitalized Software Expenses	< $10,000,000.00 annually	$	YES	NO

Please Enter Below Comments Regarding Covenant Violations:

The Officer further acknowledges that at any time Borrower is not in compliance with all the terms set forth in the Agreement, including, without limitation, the financial covenants, no credit extensions will be made.

Very truly yours,		BANK USE ONLY
Rec’d By:
Authorized Signer	Date:
Reviewed By:
Name:	Date:
Financial Compliance Status: YES/NO

Title:

EXHIBIT H

JOINDER AGREEMENT

This JOINDER AGREEMENT is entered into as of June 19, 2012, among BAZAARVOICE, INC., a Delaware corporation (“Parent”), POWERREVIEWS, LLC, a Delaware limited liability company (“PowerReviews”), and COMERICA BANK (“Bank”).

WHEREAS, Bank and Parent are parties to (i) that certain Loan and Security Agreement dated as of July 18, 2007, as amended from time to time (the “Loan Agreement”) and (ii) that certain Prime Referenced Rate Addendum to Loan and Security Agreement dated as of January 31, 2012, as amended from time to time (the “Interest Rate Addendum”, and together with the Loan Agreement, the “Agreements”);

WHEREAS, Parent, through a merger and stock acquisition of Parent’s wholly-owned subsidiaries, became the owner of 100% of the equity interests of PowerReviews; and

WHEREAS, PowerReviews is financially interested in the affairs of Parent, and deem it advisable, desirable, and in the best interests of PowerReviews and its member that PowerReviews join the Agreements as a “Borrower” under the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the provisions contained herein and in the Loan Agreement, PowerReviews agrees as follows:

1. By execution and delivery of this Joinder Agreement, PowerReviews shall, and does hereby, become a party to the Agreements as a “Borrower”, as if an original signatory thereto, and hereby ratifies and confirms its obligations under the Documents, all in accordance with the terms thereof and shall be deemed to have made each representation and warranty set forth in the Documents.

2. PowerReviews (a) acknowledges and agrees that it has read the Agreements, (b) consents to all of the provisions of the Agreements, and (c) acknowledges and agrees that this Joinder Agreement has been executed and after an opportunity was provided to it for review of this Joinder Agreement and the Agreements by legal counsel of its choice.

3. By execution and delivery of this Joinder Agreement, PowerReviews acknowledges receipt of the Patriot Act Notice attached hereto.

[signatures on following page]

IN WITNESS WHEREOF, and intending to be legally bound by the terms of the Agreements, PowerReviews has executed and delivered this Joinder Agreement as of the date first above written.

“Bank”		“PowerReviews”

COMERICA BANK		POWERREVIEWS, LLC

By:	/s/ Stephen Bitter	By:	/s/ Brett A. Hurt
Name:	Stephen Bitter	Name:	Brett A. Hurt
Title:	Vice President	Title:	CEO

“Parent”

BAZAARVOICE, INC.

		By:	/s/ Brett A. Hurt
		Name:	Brett A. Hurt
		Title:	CEO

[Signature Page to Joinder Agreement]

ATTN: POWERREVIEWS, LLC

USA PATRIOT ACT

NOTICE

OF

CUSTOMER IDENTIFICATION

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account.

WHAT THIS MEANS FOR YOU: when you open an account, we will ask your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver’s license or other identifying documents.